UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

September 4, 2015

Date of Report

Caesars Entertainment Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-10410	62-1411755
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Caesars Palace Drive

Las Vegas, Nevada 89109

(Address of principal executive offices) (Zip Code)

(702) 407-6000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On August 21, 2015, Caesars Entertainment Corporation (“CEC”) and Caesars Entertainment Operating Company, Inc., a majority owned subsidiary of CEC (“CEOC”), and certain beneficial holders of the claims under the first lien bank debt (the “First Lien Bank Debt” and, the claims with respect thereto, the “First Lien Bank Claims”) incurred by CEOC pursuant to that certain Third Amended and Restated Credit Agreement, dated as of July 25, 2014, by and among CEC, CEOC, the lenders party thereto and Credit Suisse AG, Cayman Islands Branch, as administrative agent, entered into an agreement (the “Bank RSA”) with respect to the restructuring of CEOC’s indebtedness. The full text of the Bank RSA is filed as Exhibit 10.1 to CEC’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on August 24, 2015. All capitalized terms not defined herein shall have the meaning ascribed to them in the Bank RSA.

As of September 4, 2015, creditors holding at least 66.66% of the First Lien Bank Claims have executed the Bank RSA. Pursuant to the Bank RSA, only holders of First Lien Bank Claims who have signed the Bank RSA on or prior to the Upfront Payment Date are eligible to receive the Upfront Payment. Additionally, as a result of execution of the Bank RSA by holders of 66.66% of the First Lien Bank Claims CEC is obligated to make the initial payment of the RSA Forbearance Fee. For additional information regarding the RSA Forbearance Fee, please see the Current Report on Form 8-K, filed on August 3, 2015.

The information set forth in this Item 7.01 of this Current Report on Form 8-K is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any of CEC’s filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing. The filing of this Item 7.01 of this Current Report on Form 8-K shall not be deemed an admission as to the materiality of any information herein that is required to be disclosed solely by reason of Regulation FD.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAESARS ENTERTAINMENT CORPORATION

Date: September 4, 2015	By:	/S/ SCOTT E. WIEGAND
		Name:	Scott E. Wiegand
		Title:	Senior Vice President, Deputy General Counsel and Corporate Secretary